                    EXHIBIT 10.10(11) AMENDED LOAN AGREEMENT

                        FIRST AMENDMENT TO LOAN DOCUMENTS

         This First Amendment to Loan Documents (this "Amendment") is dated as of February 20, 2002 (the "Effective Date"), by and between Fotoball USA, Inc. ("Borrower") and U.S. Bank National Association ("Lender").

     NOW THEREFORE, in consideration of the representations, warranties and covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement (as defined below).

2.   ORIGINAL LOAN AND LOAN DOCUMENTS.

     2.1. Pursuant to the following documents dated July 15, 2001 and the Related Documents (collectively, the "Loan Documents") by and between Borrower and Lender, Lender continued its agreement, on certain terms and conditions, to make Advances to and issue Letters of Credit for the account of Borrower:

     (a)    Loan Agreement (the "Loan Agreement").
     (b)    Promissory Note (the "Revolving Note").
     (c)    Commercial Security Agreement and Addendum thereto.
     (d)    Agreement to Provide Insurance.
     (e)    Disbursement Request and Authorization.
     (f)    Unanimous Written Consent of the Board of Directors of Fotoball USA,
            Inc.
     (g)    Rider to Loan Agreement and Related Documents.

     2.2 Lender has made certain term loans to Borrower evidenced by the following promissory notes (collectively, the "Existing Term Notes") executed by Borrower for the benefit of Lender:

     (a) Promissory Note dated June 13, 2000 in the amount of $250,000.00 with an outstanding unpaid principal balance of $172,840.06 as of the execution of this Amendment.

     (b) Promissory Note dated August 9, 2000 in the amount of $400,000.00 with an outstanding unpaid principal balance of $237,165.78 as of the execution of this Amendment.

     2.3 As of the date of this Amendment, the Revolving Note has matured and has not been repaid. Borrower desires to extend the maturity date of the Revolving Note.

     2.4 Lender is willing to extend the maturity date of the Revolving Note on the conditions that, among other things: (a) the maximum aggregate amount of Advances and Letters of Credit available under the Loan Agreement be reduced from $2,500,000.00 to $2,000,000.00; (b) the interest rate of the Advances evidenced by the Revolving Note and the loans evidenced by the Existing Term Notes be increased to Lender's prime rate plus one percent (1%); and (c) the Existing Term Notes be amended and restated by one new promissory note (the "Replacement Term Note") in the amount of $410,005.84, the aggregate of the unpaid outstanding balances of the Existing Term Notes, to be fully amortized over 24 months and repaid on October 1, 2003.

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3.   MAXIMUM REVOLVING LOAN AMOUNT. The number "$2,500,000.00" describing the maximum principal amount of the Revolving Loan on page one of the Revolving Note in the upper left-hand corner is hereby deleted in its entirety and replaced with "$2,000,000.00." In addition, the section entitled PROMISE TO PAY on page one of the Loan Agreement is hereby amended to delete in its entirety the number "Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00)" and replace it with "Two Million and 00/100 Dollars ($2,000,000.00)."

4. MATURITY DATE. The first sentence in the section entitled PAYMENT on page one of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "On May 15, 2002, Borrower will: (a) pay this Loan (including, without limitation any and all amounts of Letter of Credit Obligations) in one payment of all outstanding principal plus all accrued unpaid interest and on May 15, 2002; and (b) cause all issued and outstanding Letters of Credit to be returned to Lender marked "cancelled."

5. REVOLVING LOAN INTEREST RATE. The sixth sentence in the section entitled VARIABLE INTEREST RATE on page one of the Revolving Note is hereby amended and restated in its entirety as follows:

     "The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of one (1.000) percentage point over the Index."

6. MINIMUM TANGIBLE NET WORTH. The covenant in the subsection entitled TANGIBLE NET WORTH in the section of the Loan Agreement entitled FINANCIAL COVENANTS AND RATIOS is hereby amended and restated in its entirety as follows:

     "TANGIBLE NET WORTH. Maintain a minimum Tangible Net Worth of
     $9,750,000.00."

7. TERM NOTES. The Existing Term Notes are hereby collectively amended and restated by the Replacement Term Note in the form of Exhibit A attached hereto and incorporated herein in its entirety by this reference.

8.   CONDITIONS TO EFFECTIVENESS.

     This Amendment shall become effective upon the occurrence of each of the following on or before March 4, 2002:

     8.1 Execution of this Amendment by Borrower and Lender.

     8.2 Payment by Borrower of fees in the total amount of $2,600.00, consisting of (i) a $600.00 document fee, and (ii) Lender's attorneys' fees incurred in connection with the preparation of this Amendment in the amount of $2,000.00.

     8.3 Execution by the Borrower and delivery to the Lender of the Replacement Note.

9.   RELEASE.

     Borrower fully and forever releases, discharges, indemnifies and holds harmless Lender, its officers,

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agents and employees, successors and assigns from any and all claims, demands, actions or causes of action that Borrower may or might have against Lender by reason of any damages or injuries whatever sustained by Borrower, and occasioned directly, or indirectly, by any act or omission of Lender, or any other person or entity, arising out of or in connection with the Loans or the Loan Documents (including, without limitation, the Related Documents, the Letters of Credit, the Term Notes and the Replacement Note) through the date hereof.

     This is intended as a full and complete release through the date hereof of all or any claims that Borrower may or might have, including claims raised by federal or state statutes, by reason of any matter arising out of or in connection with the Loans and any conduct or circumstances related to the Loans. This release is partial consideration for the modifications agreed to by Lender herein. Borrower intends that this release shall be in full settlement of any and all claims through the date hereof and intends to and hereby does release Lender, its officers, agents and employees, successors and assigns, of and from any and all liability of any nature whatsoever through the date hereof, as well as for all consequences, effects and results of any injury or damage, whether the same are now known or unknown, expected or unexpected, or have already appeared or developed or may now be latent and may in the future appear or develop relating to actions occurring prior to the date hereof.

     Borrower hereby expressly waives the provisions of Section 1542 of the Civil Code of California which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     This release is made without reliance upon any statement or representation by the parties released or their representatives. It is understood that for the consideration being granted concurrently herewith, Borrower assumes the risk of any damages, injury or disability which may now be latent or unexpected, or which may hereafter appear or occur as a result of said action, and will hold Lender harmless from any and all claims therefor. It is also understood that this release is in addition to, and does not limit or otherwise modify, any other releases and indemnities in the Loan Documents.

10.  MISCELLANEOUS.

     10.1 CONTINUING VALIDITY. The Loan Documents are hereby modified as necessary to be consistent with the modifications described above. Except as expressly modified above or as necessary to be consistent with the modifications described above, the terms of the Loan Documents shall remain unchanged and in full force and effect. The agreement of Lender to this Amendment does not waive Lender's right to require strict performance of any and all of the obligations of Borrower under any of the Loan Documents nor obligate Lender to make any future modifications. Nothing in this Amendment shall constitute a satisfaction of the Loans or any obligation under any Loan Document.

     10.2 UNDERSTANDING OF BORROWER.

PRIOR TO SIGNING THIS AMENDMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AMENDMENT AND ANY AND ALL RELATED DOCUMENTS.

                               [signatures follow]

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

IN WITNESS WHEREOF, Borrower and Lender agree to the terms and conditions of this Amendment as set forth above.

                                    Borrower:

                                    Fotoball USA, Inc., a Delaware corporation

                                    By: /s/ Michael Favish
                                        --------------------------------------
                                        Michael Favish, Chairman and
                                        Chief Executive Officer

                                    By: /s/ Tom Hillebrandt
                                        --------------------------------------
                                        Tom Hillebrandt, Sr. Vice President and
                                        Chief Financial Officer

                                    Lender:

                                    U.S. Bank National Association

                                    By: /s/ Nancy Aul
                                        --------------------------------------
                                        Nancy Aul, Vice President







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                    EXHIBIT A - FORM OF REPLACEMENT TERM NOTE

                                 PROMISSORY NOTE

BORROWER:  FOTOBALL USA, INC.             LENDER: U.S. BANK NATIONAL ASSOCIATION
           6740 COBRA WAY                         550 WEST C STREET, SUITE 100
           SAN DIEGO, CA  92121                   SAN DIEGO, CA  92101
           ATTN:  MR. MICHAEL FAVISH              ATTN:  MS. NANCY AUL

================================================================================

PRINCIPAL AMOUNT: $410,005.84
                               INITIAL RATE: 5.75%
                                                 DATE OF NOTE: FEBRUARY 20, 2002

PROMISE TO PAY. Fotoball USA, Inc. ("Borrower") promises to pay to U.S. Bank National Association, successor-by-merger to Scripps Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Hundred Ten Thousand Five and 84/100 Dollars ($410,005.84) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

          BORROWER WILL PAY THIS LOAN IN TWENTY (20) REGULARLY SCHEDULED MONTHLY PAYMENTS OF PRINCIPAL AND INTEREST AMORTIZED OVER TWENTY-FOUR (24) MONTHS, IN ACCORDANCE WITH THE FOLLOWING TERMS:

          THE MONTHLY PAYMENTS SHALL INITIALLY BE SET AT $20,244.00, INCLUDING PRINCIPAL AND INTEREST, FOR THE FIRST NINETEEN MONTHS BEGINNING MARCH 15, 2002, AND ALL SUBSEQUENT PAYMENTS SHALL BE DUE ON THE SAME DAY OF EACH MONTH THEREAFTER.

          BORROWER'S FINAL PAYMENT OF ALL OUTSTANDING PRINCIPAL PLUS ALL ACCRUED UNPAID INTEREST NOT YET PAID SHALL BE DUE AND PAYABLE ON OCTOBER 15, 2003.

The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Lender's Prime Rate. This is the rate of interest which Lender from time to time establishes as its "Prime Rate" and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrower (the "Index"). The interest rate shall be adjusted without notice effective on the day Lender's Prime Rate changes. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE OF
1.00 PERCENTAGE POINT OVER THE INDEX, ADJUSTED IF NECESSARY FOR THE MAXIMUM RATE LIMITATIONS DESCRIBED BELOW. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT PENALTY. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.

Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower fails to comply with or to perform when due any other material term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower dissolves (regardless of whether election to continue is made), Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; provided, however, that the appointment of a receiver or filing of any involuntary proceedings under bankruptcy laws shall only be a default hereunder if not dismissed within sixty (60) days after such appointment or filing. (f) Borrower is in default under any other note, security agreement, lease agreement or lease schedule, loan agreement or other agreement, whether new existing or hereafter made, between Borrower and U.S. Bancorp or any direct or indirect subsidiary of U.S. Bancorp. (g) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (h) Any of the events described in this default section occurs with respect to any guarantor of this Note. (i) A material adverse change occurs in Borrower's financial condition.

RIGHT TO CURE. Notwithstanding any contrary provision of this Note or of any agreement or document related hereto, Borrower shall be in default hereunder as the result of a breach by Borrower of the covenants in the subsections of the Loan Agreement dated July 15, 2001 (the "Loan Agreement") by and between Grantor and Lender entitled FINANCIAL STATEMENTS, ADDITIONAL INFORMATION, FINANCIAL COVENANTS AND RATIOS, INSURANCE REPORTS and INSPECTION (all of which subsections are within the section of the Loan Agreement entitled AFFIRMATIVE COVENANTS), or the covenants in the section of the Loan Agreement entitled BORROWER'S SUBMISSION OF TAX RETURNS, or the covenants in the subsection of the Security Agreement dated July 15, 2001 by and between Borrower and Lender (the "Security Agreement") entitled INSURANCE REPORTS (which subsection is within the section of the Security Agreement entitled OBLIGATIONS OF GRANTOR) if and only if:

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


     (i) Lender has provided written notice of such breach to Borrower demanding cure of such breach and Borrower has not cured such breach within fifteen
     (15) days (the "Cure Period") after Lender's giving of such notice; provided, however, that in the event that such breach is not capable of being cured (as determined by Lender in its sole discretion) within the Cure Period, then Borrower shall have such longer period of time as Borrower reasonably requires to cure such breach so long as Borrower commences cure within the Cure Period and thereafter diligently pursues cure to completion; and provided, further, that such longer period of time shall in no event exceed thirty (30) days.

     OR

     (ii) Borrower has been in breach of such term, obligation, covenant or condition at another time during the preceding twelve (12) months and Lender has within a reasonable period of time following its receiving notice of such earlier breach provided written notice of such breach to Borrower.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 5.000 percentage points over the Index. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's reasonable legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF LOS ANGELES COUNTY, THE STATE OF CALIFORNIA. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.

LATE CHARGE. If a payment is 15 days or more past due, Borrower will be charged a late charge of 5% of the delinquent payment.

GENERAL PROVISIONS. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party to this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

THIS NOTE AMENDS, RESTATES AND REPLACES IN THEIR ENTIRETY: (I) THAT CERTAIN PROMISSORY NOTE DATED JUNE 13, 2000 IN THE AMOUNT OF $250,000.00 BY BORROWER TO LENDER'S PREDECESSOR-BY-MERGER, SCRIPPS BANK ("SCRIPPS") AND (II) THAT CERTAIN PROMISSORY NOTE DATED AUGUST 9, 2000 IN THE AMOUNT OF $400,000.00 BY BORROWER TO SCRIPPS.

DATED FEBRUARY 20, 2002

BORROWER:

FOTOBALL USA, INC., A DELAWARE CORPORATION

BY:  /s/ Michael Favish
     ---------------------------------------------
     MICHAEL FAVISH, CHAIRMAN AND
     AND CHIEF EXECUTIVE OFFICER

BY:  /s/ Tom Hillebrandt
     ---------------------------------------------
     TOM HILLEBRANDT, SR. VICE PRESIDENT AND
     CHIEF FINANCIAL OFFICER

LENDER:

U.S. BANK NATIONAL ASSOCIATION

BY:  /s/ Nancy Aul
     ---------------------------------------------
     NANCY AUL
     VICE PRESIDENT


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